UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2006

WINTEGRA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-131937	74-2943320
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6850 Austin Center Blvd.
Suite 215
Austin, TX 78731
(512) 345-3808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 17, 2006, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), Wintegra, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, as most recently amended on June 27, 2006, which proposed an initial public offering of up to 5,587,126 shares (including the underwriters’ over-allotment option to purchase 695,725 shares of the Company's common stock), par value $0.001 per share (the “Common Stock”). The Company also filed a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) registering its Common Stock under Section 12(g) of the Exchange Act on June 26, 2006. Both registration statements were declared effective on June 27, 2006. However, the Company, in consultation with the managing underwriters of the offering, decided to postpone its initial public offering due to market conditions. Although the Company’s S-1 Registration Statement was declared effective, the Company’s initial public offering was not consummated and no securities of the Company were sold to the public pursuant to its S-1 Registration Statement, nor are there any public stockholders of the Company. Due to the fact that the Company decided to postpone the initial public offering, the Company has filed with the Commission, concurrently with the filing of this Form 8-K, requests to withdraw its registration statements and suspend its reporting obligations under the Exchange Act and the rules and regulations promulgated thereunder.

Item 1.01 Entry Into a Material Definitive Agreement

On July 2, 2006, the Board of Directors (the “Board”) of Wintegra, Inc. (the “Company”) approved a Board member compensation plan. Pursuant to the plan, each of the Company’s non-employee directors will be paid an annual retainer of $20,000 and $1,000 for each meeting the director attends. The chairmen of the Company’s Audit Committee and Compensation Committee will receive an additional annual retainer of $8,000 and $4,000, respectively. All non-employee directors will be reimbursed for reasonable expenses incurred in connection with attending board and committee meetings. As disclosed in Amendment No. 9 to the Company’s Registration Statement on Form S-1 (the “S-1 Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 27, 2006, the Registrant intended to implement this Board member compensation plan effective upon completion of the Registrant’s initial public offering. As the initial public offering has not occurred, on July 2, 2006, the Board determined that the Board member compensation plan would be effective as of July 1, 2006.

As described in the S-1 Registration Statement, each of the Company’s non-employee directors was to receive an option to purchase 24,000 shares of the Company’s Common Stock, with an exercise price equal to the price per share of Common Stock in the Company’s initial public offering. On July 2, 2006, the Board approved the issuance of these options with a per share exercise price of $10.00. The options issued to the non-employee directors will vest as to 1/36 of the shares each month, subject to the director continuing to serve as a director on each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2006

Wintegra, Inc.

By:/s/ Jacob (Kobi) Ben-Zvi
Name: Jacob (Kobi) Ben-Zvi
Title: President and Chief Executive Officer